Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement (Form S-1 Registration No.) and related Prospectus of Emaginos, Inc. dated October 30, 2018 and to the incorporation by reference therein of our report dated October 5, 2018, with respect to the consolidated financial statements and schedules of Emaginos, Inc. for the year ended December 31, 2016 and December 31, 2017, filed with the Securities and Exchange Commission.

/s/ 國富浩華聯合會計師事務所 | Crowe (TW) CPAs

Taichung, Taiwan

December 8, 2018